Form 8-k is being submitted pursuant to Rule 901(d) of Regulation S-T

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):		September 17, 2001

First Financial Holdings, Inc.
(Exact name of registrant as specified in charter)

Delaware	0-17122	57-0866076
State or other jurisdiction of incorporation	Commission File Number	I.R.S. Employer I.D. number

34 Broad Street, Charleston, South Carolina		29401
(Address of principal executive offices)		(Zip Code)

(843) 529-5933
Registrant's telephone number (including area code)

Item 5.	Other Events

                  On September 17, 2001, First Financial Holdings, Inc. announced that it is commencing a stock repurchase program to acquire up to 600,000 shares, or approximately 4.5% of the Corporation's outstanding common stock. The repurchase plan is expected to be completed by March 31, 2002. For more information regarding this matter, see the press release attached hereto as Exhibit 1.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits

Exhibit (1). Press release dated September 17, 2001.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL HOLDINGS, INC

/s/ Susan E. Baham
Susan E. Baham
Senior Vice President and Chief Financial Officer

Date: September 17, 2001

Exhibit 1

Press release dated September 17, 2001 with selected financial data.

Contact:	Phyllis B. Ainsworth
Vice President and
Corporate Secretary
843-529-5931

FIRST FINANCIAL HOLDINGS, INC. ANNOUNCES

STOCK REPURCHASE PROGRAM

Charleston, South Carolina (September 17, 2001) -- First Financial Holdings, Inc. (NASDAQ: FFCH) today announced that the Board of Directors has authorized the Company to commence a stock repurchase program to acquire up to approximately 600,000 shares of the Company's common stock, which represents approximately 4.5% of the outstanding common stock. The repurchase program is expected to end by March 31, 2002. The repurchases generally would be effected through broker-assisted open market purchases, although the possibility of unsolicited negotiated transactions or other types of repurchases are not ruled out. No shares will be repurchased directly from directors, officers or affiliates of the Company.

First Financial is the multiple thrift holding company of First Federal Savings and Loan Association of Charleston and Peoples Federal Savings and Loan Association in Conway. The Associations operate a total of 44 offices in the Charleston Metropolitan area, Horry, Georgetown, Beaufort and Florence Counties in South Carolina and Brunswick County in coastal North Carolina. The Company also provides brokerage, trust and insurance services through First Southeast Investor Services, Inc., First Southeast Fiduciary and Trust Services and First Southeast Insurance Services. For additional information about First Financial, please visit our web site at www.firstfinancialholdings.com.